Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Announces Closing of the
First Tranche of the Catholic Health Initiatives Acquisition with a
Total Investment of $324 Million

Highlights:

•	26 medical office facilities totaling 1,390,646 rentable square feet with 90.4% occupancy

•	Catholic Health Initiatives (CHI) affiliated hospitals and physicians lease 75% of the rentable square feet in these facilities

•	82% of the rentable square feet of these facilities are on a CHI hospital campus

•	Additional medical office facilities under executed Purchase and Sale Agreements to be acquired from CHI later in the second quarter of 2016

Milwaukee, WI - May 12, 2016 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate investment trust, today announced that it has closed the first tranche of its previously announced pending purchase of medical office facilities from Catholic Health Initiatives (“CHI”). The first tranche included 26 medical office facilities for a purchase price of approximately $324 million. These 26 facilities are 90.4% occupied, with 75% of the space leased by CHI affiliated hospitals and physicians.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “We are honored to have been chosen by Catholic Health Initiatives to acquire 51 mission-critical medical office buildings leased primarily to CHI’s affiliated hospitals in 10 markets. This was not only the largest ever hospital monetization of medical office buildings, but also the first step toward establishing a long term partnership with CHI. Our team has worked closely with CHI and its affiliates in each market over the past three months to complete this acquisition, and with today’s acquisition, we have taken over property management in the multi-tenant CHI facilities. We are working closely with our partners at CHI to complete the final purchase of the remaining medical office facilities as soon as reasonably practical after CHI receives consent from the Vatican for the sale. Except for one project that is currently under construction, we expect the closing on the remainder of the portfolio to occur by the end of the second quarter, but we cannot provide any assurance that any or all of these follow-on acquisitions will be completed.”

About Physicians Realty Trust

Physicians Realty Trust is a self-managed healthcare real estate company organized to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2016, owned approximately 96.5% of the partnership interests in our operating partnership (“OP Units”).

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed by the Company with the Commission on February 29, 2016.

Source: Physicians Realty Trust